UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2004

CHECKFREE CORPORATION

(Exact Name of Registrant as specified in its charter)

Delaware	0-26802	58-2360335

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	No.)	Identification
Incorporation)		Number)

4411 East Jones Bridge Road
Norcross, Georgia 30092
(678) 375-3000
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

     CheckFree Corporation announced today that its Code of Business Conduct has been posted on the “Investor Center” homepage of its corporate website, www.checkfreecorp.com. The Code applies to all CheckFree directors, officers and associates, and addresses the requirements for codes of business conduct and ethics as promulgated by the Securities and Exchange Commission pursuant to The Sarbanes-Oxley Act of 2002 and Nasdaq.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CheckFree Corporation

Date: March 23, 2004	By:	/s/ David E. Mangum

David E. Mangum, Executive Vice President and
Chief Financial Officer

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